UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

NRG ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-15891	41-1724239
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 13, 2017, NRG Energy, Inc. (the “Company”) entered into a letter agreement (the “Elliott Cooperation Agreement”) with Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. (collectively, “Elliott”), and a letter agreement (the “Bluescape Cooperation Agreement,” and together with the Elliott Cooperation Agreement, the “Cooperation Agreements”) with Bluescape Energy Partners LLC and BEP Special Situations 2 LLC (collectively, “Bluescape”).

Under the terms of the Cooperation Agreements, the Company agreed to appoint C. John Wilder, Jr. and Barry T. Smitherman (each of Mr. Wilder and Mr. Smitherman, or his replacement selected in accordance with the Cooperation Agreements, a “New Director”) to the Company’s board of directors (the “Board”). Immediately prior to the execution of the Cooperation Agreements, Howard E. Cosgrove resigned as chairman of the Board and as a director and Edward R. Muller resigned as vice chairman of the Board and as a director, and immediately following such resignations the Board effected the appointment of the New Directors.  The Board elected Lawrence S. Coben, a current Board member, as the new chairman of the Board.

The Company has agreed to nominate the New Directors for election as directors of the Company at the 2017 Annual Meeting, subject to the terms of the Cooperation Agreements.

The Board also agreed to form an ad hoc committee of the Board (the “New Committee”) that will conduct a review of, and make recommendations to the Board with respect to, the Company’s (a) operational and cost excellence initiatives, (b) potential portfolio and/or asset de-consolidations, dispositions, and optimization, (c) capital structure and allocation, and (d) broader strategic initiatives. The New Committee will be chaired by Mr. Wilder. The other members of the New Committee are Mr. Smitherman, Mauricio Gutierrez, the chief executive officer of the Company, Anne C. Schaumburg and Paul W. Hobby. Subject to the terms of the Cooperation Agreements, the Company has agreed to publicly disclose any recommendations of the New Committee that have been adopted by the Board promptly upon completion of the New Committee’s review but no later than August 15, 2017.  Under the terms of the Cooperation Agreements, the Company has agreed to appoint Mr. Wilder to the Finance and Risk Management Committee of the Board, and appoint at least one New Director to any new committee that may be formed following the execution and delivery of the Cooperation Agreements.

Pursuant to the Cooperation Agreements, and subject to certain conditions, each of Elliott and Bluescape has agreed to certain standstill and voting provisions.  Under the terms of the Cooperation Agreements, each of Elliott and Bluescape agreed to vote, or cause to be voted, all shares of the Company’s common stock owned by Elliott or Bluescape, as the case may be, or its controlled or controlling affiliates, in favor of the election of the directors nominated by the Board at the 2017 Meeting and at any subsequent annual meeting of Company stockholders during the applicable standstill period and, subject to certain exceptions relating to extraordinary transactions, in accordance with the Board’s recommendation on any proposals.  In addition, under the terms of the Elliott Cooperation Agreement, Elliott agreed to customary standstill restrictions that, subject to earlier termination under certain circumstances, expire upon the earlier of (x) December 31, 2017, and (y) thirty (30) days prior to the first day of the time period established pursuant to the Company’s by-laws for stockholders to deliver notice to the Company of director nominations to be brought before the 2018 Annual Meeting (the “Expiration Date”).  Under the terms of the Bluescape Cooperation Agreement, Bluescape agreed to customary standstill restrictions that, subject to earlier termination or automatic extension under certain circumstances, expire upon the earlier of (x) December 31, 2018, and (y) thirty (30) days prior to the first day of the time period established pursuant to the Company’s by-laws for stockholders to deliver notice to the Company of director nominations to be brought before the 2019 Annual Meeting.

The foregoing description of the terms and conditions of the Cooperation Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreements, copies of which are attached to this Current Report as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Cooperation Agreements described above in Item 1.01, on February 13, 2017, each of Mr. Wilder and Mr. Smitherman was appointed as a director of the Company, effective as of February 13, 2017.  Mr. Wilder was also appointed as the chairman of the New Committee and as a member of the Finance and Risk Management Committee of the Board, effective as of February 13, 2017. Each of Mr. Wilder’s and Mr. Smitherman’s compensation for his services as a non-employee director, and Mr. Wilder’s compensation for his services as the chair of the New Committee and as a member of the Finance and Fisk Management Committee of the Board, will be consistent with the Company’s compensation practices for non-employee directors, and committee chairs and committee members, as the case may be, described in the Company’s 2016 Proxy Statement under the caption “Director Compensation.”

Immediately prior to the appointments of Mr. Wilder and Mr. Smitherman described above, Mr. Cosgrove resigned as chairman of the Board and as a director and Mr. Muller resigned as vice chairman of the Board and as a director.  The Board elected Mr. Coben as chairman of the Board to replace Mr. Cosgrove.

Mr. Wilder is the Executive Chairman and a member of Investment Committees of three investment vehicles: (i) Bluescape Resources Company; (ii) Parallel Resource Partners; (iii) and Bluescape Energy Partners. Mr. Wilder serves as chairman of the board and as a director on several portfolio companies. Mr. Wilder also serves as executive chairman and director of EXCO Resources (NYSE: XCO).

Mr. Smitherman is currently an energy industry consultant and senior advisor, as well as an adjunct professor of Energy Law at The University of Texas School of Law.  Mr. Smitherman is a former partner in an international law firm, a former chairman of two Texas energy-related state agencies and a former managing director of an investment bank. He is the only person to ever serve on both the Public Utility Commission of Texas (PUCT) and the Railroad Commission of Texas (RRC) and is a recognized authority on a number of energy topics, including those affecting wholesale power generation, retail electric providers, regulated electric and gas utilities, oil and gas operators, coal mining operators, and pipeline developers.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2017, the Board approved the Company’s Fourth Amended and Restated By-laws (the “Fourth Amended and Restated By-laws”) to eliminate the position of vice chairman of the Board and incorporate the prior amendment to the Third Amended and Restated By-laws of the Company approved by the Board on January 22, 2017, and disclosed in the Company’s Form 8-K dated January 22, 2017. The foregoing description of the Fourth Amended and Restated By-laws is qualified in its entirety by reference to the full text of the Company’s Fourth Amended and Restated By-laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01                                           Other Events.

On February 13, 2017, the Company issued a press release related to the matters described above.  A copy thereof is attached as Exhibit 99.1 to this Current Report and is incorporated by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Document Description
3.1 10.1 10.2 99.1

Fourth Amended and Restated By-laws of NRG Energy, Inc.
Cooperation Agreement, dated as of February 13, 2017, by and among NRG Energy, Inc., Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc.
Cooperation Agreement, dated as of February 13, 2017, by and among NRG Energy, Inc., Bluescape Energy Partners LLC and BEP Special Situations 2 LLC.
Press Release issued by NRG Energy, Inc. on February 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2017	NRG ENERGY, INC.

	By:	/s/ Brian Curci
Brian Curci
Deputy General Counsel &
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

3.1 10.1 10.2 99.1

Fourth Amended and Restated By-laws of NRG Energy, Inc.
Cooperation Agreement, dated as of February 13, 2017, by and among NRG Energy, Inc., Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc.
Cooperation Agreement, dated as of February 13, 2017, by and among NRG Energy, Inc., Bluescape Energy Partners LLC and BEP Special Situations 2 LLC.
Press Release issued by NRG Energy, Inc. on February 13, 2017.